                                                                    EXHIBIT 20.2
                         MONTHLY SERVICER'S CERTIFICATE
                      First USA Bank, National Association
                       First NBC Credit Card Master Trust
                                  Series 1997-1

                  For the February 12, 2002 Determination Date
                           For the 54th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:

1. Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
     Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and
     Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is February 12, 2002, which is a Determination
     Date under the Pooling and Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly
     Period [equal to 5(a) plus 5(b)] was                                                        $110,328,485.11

     (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period (the Collections of
          Finance Charge Receivables) was                                                         $11,668,127.28

     (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period (the Collections of Principal
          Receivables) was                                                                        $98,660,357.83

6.   The aggregate amount of Receivables as of the end of the last day of the
     preceding Monthly Period was                                                                $807,591,745.32

7. Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8. To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding
     Account and the Aggregate Principal Receivables exceeds the Minimum
     Aggregate Principal Receivables required to be maintained pursuant to the
     Pooling and Servicing Agreement, is equal to                                                 $92,998,584.67

10.  The amount, if any, of the withdrawal of the Specified Deposit from the
     Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
     Transfer Date is                                                                                      $0.00

Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)

11.  Monthly Period Trust Activity
(a)  Trust Activity Total Trust
     ====================================================   ====================
     Beginning Aggregate Principal Receivables                   805,570,869.94
     Beginning Excess Funding Account Balance                              0.00
     Beginning Total Principal Balance                           805,570,869.94
     Collections of Finance Charge Receivables                    11,668,127.28
     Discount Percentage                                                   0.00
     Discount Option Receivables Collections                               0.00
     Net Recoveries                                                        0.00
     Total Collections of Finance Charge Receivables              11,668,127.28
     Total Collections of Principal Receivables                   98,660,357.83
     Net Default Amount                                            2,817,866.12
     Minimum Aggregate Principal Receivables Balance             700,000,000.00
     Ending Aggregate Principal Receivables                      792,998,584.67
     Ending Excess Funding Account Balance                                 0.00
     Ending Total Principal Balance                              792,998,584.67

(b)  Series Allocations (as of 1/31/02)                         Series 1997-1                 Series 1998-1           All Series
     ====================================================   ======================================================================
     Group Number                                                     1                             2
     Investor Interest                                           294,713,345.98             400,000,000.00          694,713,345.98
     Adjusted Investor Interest                                  216,863,345.98             400,000,000.00          616,863,345.98
     Principal Funding Account Balance                            77,850,000.00                       0.00           77,850,000.00
     Minimum Transferor Interest                                                                                     55,509,900.93

(c)  Group I Allocations                                        Series 1997-1                 Total Group I
     ====================================================   ======================================================================
     Investor Finance Charge Collections                           3,612,512.20               3,612,512.20

     Investor Monthly Interest                                     1,470,681.53               1,470,681.53
     Investor Monthly Fees (Servicing Fee)                           271,079.18                 271,079.18
     Investor Default Amounts                                        855,663.36                 855,663.36
     Investor Additional Amounts                                           0.00                       0.00
     Total                                                         2,597,424.07               2,597,424.07

     Reallocated Investor Finance Charge Collections               3,612,512.20               3,612,512.20
     Available Excess                                              1,015,088.13               1,015,088.13

12.  Series 1997-1 Certificates
                                                                Series 1997-1                    All Other           Transferor's
(a)  Investor/Transferor Allocations          Trust               Interest                         Series              Interest
     =============================================================================================================================

     Beginning Investor/Transferor Amounts   805,570,869.94      216,863,345.98             400,000,000.00          188,707,523.96
     Beginning Adjusted Investor Interest    805,570,869.94      216,863,345.98             400,000,000.00
     Floating Investor Percentage               100.000000%          30.365650%                 49.654240%
     Fixed Investor Percentage                  100.000000%          37.240670%                 49.654240%
     Collections of Finance Chg. Receivables  11,668,127.28        3,612,512.20               5,744,226.00
     Collections of Principal Receivables     98,660,357.83       36,741,778.27              48,989,050.81
     Net Default Amount                        2,817,866.12          855,663.36               1,399,190.01

     Ending Investor/Transferor Amounts      792,998,584.67      189,109,367.49             400,000,000.00          203,889,217.18

 Monthly Servicer's Certificate
 Page 3 (all amounts in dollars except percentages)

                                                                                                Collateral
(b)  Monthly Period Funding Requirements                Class A                 Class B         Interest                Total
     =============================================================================================================================
     Principal Funding Account                          25,950,000.00                0.00                 0.00       25,950,000.00
     Principal Funding Investment Proceeds                  97,755.21                0.00                 0.00           97,755.21
     Withdrawal from Reserve Account                             0.00                0.00                 0.00                0.00
     Available Reserve Account Amount                    1,297,500.00                0.00                 0.00        1,297,500.00
     Required Reserve Account Amount                     1,297,500.00                0.00                 0.00        1,297,500.00

     Coupon                                                  6.15000%            6.35000%             2.42000%            7.21461%
     Floating Investor Percentage                           25.77054%            2.60685%             1.98826%           30.36565%
     Fixed Investor Percentage                              32.21318%            2.60685%             2.42064%           37.24067%
     Investor Monthly Interest                           1,329,937.50          111,125.00            29,619.03        1,470,681.53
     Overdue Monthly Interest                                    0.00                0.00                 0.00                0.00
     Additional Interest                                         0.00                0.00                 0.00                0.00
        Total Interest Due                               1,329,937.50          111,125.00            29,619.03        1,470,681.53
     Investor Default Amounts                              726,179.32           73,457.54            56,026.50          855,663.36
     Investor Monthly Fees                                 227,062.50           26,250.00            17,766.68          271,079.18
     Investor Additional Amounts                                 0.00                0.00                 0.00                0.00
         Total Due                                       2,283,179.32          210,832.54           103,412.21        2,597,424.07

                                                                                                Collateral
(c)  Certificates - Balances and Distributions            Class A                 Class B       Interest                Total
     =============================================================================================================================
     Beginning Investor Interest                       181,650,000.00       21,000,000.00        14,213,345.98      216,863,345.98
     Monthly Principal - Prin. Funding Account          25,950,000.00                0.00                 0.00       25,950,000.00
     Principal Payments                                          0.00                0.00         1,803,978.49        1,803,978.49
     Interest Payments                                   1,329,937.50          111,125.00            29,619.03        1,470,681.53
     Total Payments                                     27,279,937.50          111,125.00         1,833,597.52       29,224,660.02
     Ending Investor Interest                          155,700,000.00       21,000,000.00        12,409,367.49      189,109,367.49

(d)  Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1.  Total Payment                                                                                                    5.125000
     2.  Amount of Payment in respect of Class A Monthly Interest                                                         5.125000
     3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                 0.000000
     4.  Amount of Payment in respect of Class A Additional Interest                                                      0.000000
     5.  Amount of Payment in respect of Class A Principal                                                                0.000000

(e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
     1.  Total Amount of Class A Investor Charge-Offs                                                                         0.00
     2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                              0.00
     3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                   0.00
     4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original principal amount                    0.00
     5.  The amount, if any, by which the outstanding Principal Balance of the Class A
         Certificates exceeds the Class A Adjusted Investor Interest after
         giving effect to all transactions on such Distribution Date                                                          0.00

(f)  Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1.  Total Payment                                                                                                    5.291667
     2.  Amount of Payment in respect of Class B Monthly Interest                                                         5.291667
     3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                 0.000000
     4.  Amount of Payment in respect of Class B Additional Interest                                                      0.000000
     5.  Amount of Payment in respect of Class B Principal                                                                0.000000

Monthly Servicer's Certificate
Page 4 (all amounts in dollars except percentages)

(g)  Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d)
     and (e) of the definition of Class B Investor Interest
     1.  Amount of reductions in Class B Investor Interest                                                       0.00
     2.  Amount of reductions in Class B Investor Interest per $1,000 original
         certificate principal amount                                                                            0.00
     3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                           0.00
     4.  Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000
         original certficate principal amount                                                                    0.00
     5.  The amount, if any, by which the outstanding Principal Balance of the Class B
         Certificates exceeds the Class B Investor Interest after giving effect to all
         transactions on such Distribution Date                                                                  0.00

(h)  Information regarding the Distribution in respect of the Collateral Interest
     (per $1,000 original certificate principal amount)
     1.  Total distribution                                                                                 94.030642
     2.  Amount of distribution in respect of Collateral Monthly Interest                                    1.518925
     3.  Amount of distribution in respect of Collateral Overdue Interest                                    0.000000
     4.  Amount of distribution in respect of Collateral Monthly Principal                                  92.511717

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and
     (e) of the definition of Collateral Interest
     1.  Amount of reductions in Collateral Interest                                                             0.00
     2.  Total amount reimbursed in respect of reductions of Collateral Interest                                 0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.  Class A Available Funds                                                                         3,080,929.17

         a.  Class A Monthly Interest                                                                    1,329,937.50
         b.  Class A Overdue Monthly Interest                                                                    0.00
         c.  Class A Additional Interest                                                                         0.00
         d.  Class A Servicing Fee                                                                         227,062.50
         e.  Class A Investor Default Amount                                                               726,179.32
         f.  Excess Spread                                                                                 797,749.85

     2.  Class B Available Funds                                                                           301,572.14

         a.  Class B Monthly Interest                                                                      111,125.00
         b.  Class B Overdue Monthly Interest                                                                    0.00
         c.  Class B Additional Interest                                                                         0.00
         d.  Class B Servicing Fee                                                                          26,250.00
         e.  Excess Spread                                                                                 164,197.14

     3.  Collateral Holder Available Funds                                                                 230,010.89

         a.  Excess Spread                                                                                 230,010.89

     4.  Total Excess Spread                                                                             1,191,957.88


Monthly Servicer's Certificate
Page 5 (all amounts in dollars except percentages)

(k)  Application of Excess Spread and Excess Finance Charge Collections
     Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                            1,191,957.88
     2.  Excess Finance Charge Collections                                                          0.00
     3.  Applied to fund Class A Required Amount                                                    0.00
     4.  Unreimbursed Class A Investor Charge-Offs                                                  0.00
     5.  Applied to fund Class B Required Amount                                               73,457.54
     6.  Reductions of Class B Investor Interest treated as Available Principal Collections         0.00
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest         29,619.03
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest
         Servicing Fee                                                                         17,766.68
     9.  Collateral Investor Default Amount treated as Available Principal Collections         56,026.50
     10. Reductions of Collateral Interest treated as Available Principal Collections               0.00
     11. Deposit to Reserve Account (if required)                                                   0.00
     12. Applied to other amounts owed to Collateral Interest Holder                                0.00
     13. Balance to constitute Excess Finance Charge Collections for other series           1,015,088.13

13.  Trust Performance
(a)  Delinquencies
     1. 30-59 days                                                                         10,524,902.62
     2. 60-89 days                                                                          6,787,616.49
     3. 90 days and over                                                                   10,831,523.39
     4. Total 30+ days delinquent                                                          28,144,042.50

(b)  Base Rate
     a. Current Monthly Period                                                                  7.98825%
     b. Prior Monthly Period                                                                    7.96227%
     c. Second Prior Monthly Period                                                             7.96754%
(c)  Three Month Average Base Rate                                                              7.97269%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
     a.  Current Monthly Period                                                                11.22521%
     b.  Prior Monthly Period                                                                  11.47200%
     c.  Second Prior Monthly Period                                                           13.41220%
(e)  Three Month Average Portfolio Yield                                                       12.03647%

(f)  Excess Spread Percentage
     a.  Current Monthly Period                                                                 4.97965%
     b.  Prior Monthly Period                                                                   4.65115%
     c.  Second Prior Monthly Period                                                            6.04099%
(g)  Three Month Average Excess Spread Percentage                                               5.22393%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)        13.69569%

(i)  Portfolio Adjusted Yield                                                                   3.23696%

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of February.




                               First USA Bank, National Association, as Servicer

                               By:  /s/ Tracie Klein
                                   ----------------------------------
                               Name:  Tracie Klein
                               Title: First Vice President